Exhibit 99.1

Lincare Holdings Inc. Declares Quarterly Cash Dividend

Press Release Source: Lincare Holdings Inc. On Friday April 1, 2011, 8:00 am

CLEARWATER, Fla., April 1, 2011 (GLOBE NEWSWIRE) — Lincare Holdings Inc. (Nasdaq:LNCR - News) today announced that its Board of Directors has declared a quarterly cash dividend of $0.20 per common share. The dividend is payable on April 29, 2011 to stockholders of record as of the close of business on April 15, 2011.

Lincare, headquartered in Clearwater, Florida, is one of the nation’s largest providers of respiratory therapy and other services to patients in the home. The Company provides services and equipment to more than 750,000 customers in 48 states.

Statements in this release concerning future results, performance or expectations are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All forward-looking statements included in this document are based upon information available to Lincare as of the date hereof and Lincare assumes no obligation to update any such forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause Lincare’s actual results, levels of activity, performance or achievements, or ability to pay a cash dividend to be materially different from any results, levels of activity, performance or achievements, or plans to pay a cash dividend expressed or implied by any forward-looking statements. In some cases, forward-looking statements that involve risks and uncertainties contain terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or variations of these terms or other comparable terminology.

Future payment of cash dividends or any changes in the dividend amount will depend on the judgment of our Board of Directors based upon the best interests of the Company, its shareholders and other factors. Such factors may include the Company’s earnings prospects, capital requirements, financial condition, financing restrictions, regulatory requirements and other factors deemed relevant by our Board of Directors. Our Board of Directors will review the dividend annually or at more frequent intervals as determined by our Board.

Contact:

Paul G. Gabos

(727) 530-7700